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                                                                   EXHIBIT 10.73



                         ENVIRONMENTAL POWER CORPORATION


                           1993 DIRECTORS OPTION PLAN

Dear Participant:

This document and the documents incorporated by reference herein constitute a prospectus (the "Prospectus"), which relates to Shares (the "Shares") of Common Stock, par value $.01 per Share, reserved for issuance to directors (sometimes referred to as "Participants") of Environmental Power Corporation (the "Company"), pursuant to the Company's 1993 Director Option Plan (the "Plan"). The Shares subject to Options (as such term is defined below) may be authorized but unissued Shares of Common Stock of the Company or Shares reacquired by the Company in any manner. The aggregate number of Shares which may be issued pursuant to the Plan is 500,000, subject to adjustment ("Adjustment") in connection with stock dividends and stock splits, consolidations or mergers or the recapitalization or reorganization of the Company.

Sales of Shares by persons deemed "Affiliates" of the Company are subject to restrictions on resale. See "RESALE RESTRICTIONS" below.

In addition, sales of Shares may subject the owner to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended. See "EXCHANGE ACT LIABILITY" below.

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                The date of this Prospectus is September 30, 1993
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                                TABLE OF CONTENTS


AVAILABLE INFORMATION                                                         1

GENERAL PLAN INFORMATION                                                      1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                             1
         Administration; Eligibility and Number of Shares                     2
         Payment for Securities                                               2
         Withholding of Additional Income Taxes                               2

TERMS OF THE PLAN                                                             2
         Terms of Options                                                     2
         Purchase Price of Securities Offered                                 3
         Conditions of Options                                                3
         Exercise of Option                                                   3
         Termination of Employment, Death,
                  Disability and Assignment                                   3

RESALE RESTRICTIONS                                                           3

EXCHANGE ACT LIABILITY                                                        4

TAX EFFECTS                                                                   4
         Non-Qualified Options                                                4
         Participants Subject to Exchange Act Restrictions -
                  Deferral of Taxable Income                                  4
         State and Local Tax Consequences                                     5
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                              AVAILABLE INFORMATION

This Prospectus contains information concerning the Company and the Shares offered hereby, but does not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Company has filed in connection herewith with the SEC, under the Securities Act of 1933, as amended (the "Securities Act").

The Company will provide without charge to each Participant upon such person's written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). In addition, Participants may request additional information concerning the Plan and the Plan's administrators. Requests for documents or additional information should be directed to Environmental Power Corporation, 109 Union Street, Manchester, Vermont 05254, Attention: Bayard R. Kraft III, Secretary, Telephone
(802) 362-4368.

                               GENERAL INFORMATION

The Plan is intended to encourage ownership in the Company by non-employee directors whose services are considered essential to the Company's future progress by providing them with opportunities to purchase stock in the Company pursuant to options ("Non-Qualified Option" or "Non-Qualified Options") which do not qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". The Plan has been terminated and no more Options will be granted thereunder. The Plan is not subject to any provision of the Employee Retirement Income Act of 1974.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by the Company (Securities Exchange Act of 1934, File No. 0-15472) with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference and made a part hereof: Annual Report on Form 10-K for the fiscal year ended December 31, 1992; Current Report on Form 8-K dated January 28, 1993, as amended; and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1993 and March 31, 1993. All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

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Administration; Eligibility and Number of Shares

The Plan is administered by the Board of Directors. Directors of the Company who
(a) are not employees of the Company or any subsidiary of the Company and (b) have not, since October 1, 1991, received any stock option grant from the Company solely in their capacity as directors are eligible to participate in the Plan. A total of 500,000 shares of the Company's Common Stock may be issued under the Plan. The term of the Plan is five years. Under the Plan, eligible directors of the Company will automatically receive non-qualified options to purchase 40,000 shares of the Company at an exercise price equal to the fair market value of such shares after having served one year as a Director. Thereafter each eligible Director will receive a like option to purchase an additional 10,000 shares upon the completion of each subsequent year of service as an eligible Director.

Payment for Securities

Securities may be purchased upon the exercise of an Option by payment in the form of (a) U.S. dollars (cash or check); (b) at the discretion of the Committee, through the delivery of Shares of Common Stock having a fair market value equal to the cash exercise price of the Stock Right; (c) at the discretion of the Committee, by delivery of the Participant's personal recourse note; or
(d) at the discretion of the Committee, any combination of (a), (b) and (c) above.

Withholding of Additional Income Taxes

Upon the exercise of a Non-Qualified Option, for less than its fair market value, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Company in its discretion may condition the exercise of an Option on the grantee's payment of such additional withholding taxes.


                                TERMS OF THE PLAN

Terms of Options

The Plan also provides that each eligible Director who has been serving in that capacity for a period of more than three years on the effective date of the Plan will automatically receive an option to purchase 50,000 shares. Any shares or stock rights which have been granted to an eligible Director under the Company's 1990 Stock Plan or otherwise shall be deducted from the first option grant due such Director under the Plan. Thereafter each eligible Director will automatically receive an option to purchase an additional 10,000 shares upon completion of each subsequent year of service as an eligible Director. All options granted under the Director Plan are immediately exercisable and will expire ten years thereafter. The exercise price for each option will be at the fair market value per share of the Company's Common Stock on the date the Director becomes eligible for an option.

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Purchase Price of Securities Offered

The exercise price of each Option is specified in the related Non-Qualified Option Agreement.

Conditions of Options

Each Option is evidenced by a Non-Qualified Option Agreement.

Exercise of Option

Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares set forth in the related Non-Qualified Option Agreement by written notice to the Company.

Termination of Employment, Death, Disability and Assignment

If an optionee ceases to be employed by the Company other than by reason of death or disability, and his Option will terminate 60 days from the date of the termination of his employment. Upon the death or disability of an optionee, any of his Options may be exercised by his estate, personal representative or beneficiary to the extent of the number of Shares which he could have exercised on the date of his death or disability, as the case may be.

Options are not assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option is exercisable only by him.

                               RESALE RESTRICTIONS

Any Affiliate (as defined below) of the Company may only sell Shares pursuant to a Prospectus ("Reoffer Prospectus") filed as part of a Registration Statement under the Securities Act and delivered to the purchaser. The term Affiliate means any executive officer or director of the Company or any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Non-Affiliates are not subject to the resale restrictions of Rule 144. The Company has filed a form of Reoffer Prospectus for use by Affiliates as part of the Registration of which this Prospectus is a part. In connection with sales of Shares made by any Affiliate, the Reoffer Prospectus must be supplemented, and as supplemented, delivered to any purchasers of the Shares.

Under present circumstances, sales of Shares by Affiliates from time to time are subject to the volume limitations of paragraph (e) of Rule 144 adopted by the SEC under the Securities Act. Generally, Rule 144(e) will allow any Affiliate (and any person with whom he or she is acting in concert) to sell up to one percent of the outstanding Common Stock in any consecutive three month period.


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If the Shares are not registered pursuant to a registration statement, a
Participant may not be able to sell his Shares in the absence of an exemption from registration under the Securities Act.

                             EXCHANGE ACT LIABILITY

Any officer, director or a holder of more than 10% of the Company's outstanding stock is required to file reports under Section 16 of the Exchange Act. All transactions of Shares are reportable under Section 16(a) of the Exchange Act and, under certain circumstances, may be subject to the recapture provisions of
Section 16(b) of the Exchange Act.

Generally under Section 16(b) of the Exchange Act, any officer, director or holder of more than 10% of the Company's Shares will be required to pay to the Company any profit made on any sale and purchase of Shares, or purchase and sale of Shares, which occur within six months of each other. The exercise of an Option will be considered a "purchase" for this purpose and will be compared to any sale of Shares (including the Shares acquired upon exercise of the Option) by that optionee within six months before or after exercise to determine whether a profit exists.

                                   TAX EFFECTS

Non-Qualified Options

No income will be realized when a Non-Qualified Option is granted. Upon exercise, ordinary income subject to income tax withholding will be realized (except, as noted below, in the case of a Participant subject to the Exchange Act restrictions) in the amount of the difference between the option price and the market value, on the exercise date of the Shares acquired. The Company will be allowed a deduction, in the year of exercise, equal to such income. When the Shares are sold or exchanged, any amount recognized in excess of the market value on the exercise date will be reportable as a short-term or long-term capital gain, as appropriate, or, if the amount realized is less than the option price, any loss recognized will be reportable as a short-term or long-term capital loss, as appropriate.

If the purchase price of a Non-Qualified Option is paid for in whole or in part with already owned Shares, each already owned Share designated as payment will retain its existing tax basis and holding period. The additional Shares acquired will have a tax basis equal to their market value on the exercise date and a holding period beginning on such date (except, as noted below, in the case of a Participant subject to the Exchange Act restrictions).

Participants Subject to Exchange Act Restrictions --Deferral of Taxable Income

Recognition of taxable income at the time of exercise of a Non-Qualified Option (to the extent settled in Shares), by a Participant subject to the Exchange Act restrictions will be deferred pursuant to Section 83 of the Code (unless the Participant has filed with the Internal Revenue Service, within 30 days after exercise of the Non-Qualified Option, an election, pursuant to Section 83(b) of the Code, to be taxed at the time of exercise) until the Exchange Act restrictions lapse, which is usually six months after exercise or award of the Shares. In the case of such deferral with respect to an Non-Qualified Option, taxable income, if any, will



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be recognized in the amount of the difference between the Non-Qualified Option price and the market value of the Shares on the date when the Exchange Act restrictions are deemed to have lapsed under Section 83 of the Code. In the case of such deferral with respect to an non-restricted stock award, the taxable income, if any, will be in the amount of the market value of the Shares acquired, on the date when the Exchange Act restrictions are deemed to have lapsed under Section 83 of Code. The acquired Shares will have a tax basis equal to such market value and their capital gains holding period will commence on such date.

Dividends payable to a Participant on Shares subject to the Exchange Act restrictions will be treated as (a) compensation, taxable to the Participant as ordinary income and deductible by the Company if no election pursuant to Section 83(b) of the Code was filed to be taxed at the time of exercise of the related stock option or awarding of the stock award Shares, or (b) dividend income to the Participant and not deductible by the Company, if such an election was filed.

The Company will be allowed a deduction equal to the ordinary income recognized by a Participant subject to the Exchange Act restrictions, in the year of recognition.

State and Local Tax Consequences

Certain State and local tax laws do not conform to the Federal income tax law; accordingly, the tax treatment thereunder may differ from the Federal income tax treatment described above, in particular with respect to minimum or maximum tax liability.


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